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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: May 14, 2001
                 (Date of Earliest Event Reported: May 9, 2001)

                               EL PASO CORPORATION
             (Exact name of Registrant as specified in its charter)


         DELAWARE                      1-14365                 76-0568816
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation)                                   Identification Number)


                                EL PASO BUILDING
                              1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
               (Address of principal executive offices) (Zip Code)



                                 (713) 420-2600
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

         On May 9, 2001, El Paso Corporation (the "Company") entered into an Underwriting Agreement with Salomon Smith Barney Inc., BNP Paribas Securities Corp., BNY Capital Markets, Inc., TD Securities (USA) Inc., pursuant to which the Company issued $500 million aggregate principal amount of 7.0% Senior Notes Due 2011 (the "Notes"). The net proceeds from the sale of the Notes were approximately $496 million, and will be used by the Company to repay outstanding short-term indebtedness.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) EXHIBITS.

   Exhibit
   Number              Description

     1.1      Underwriting Agreement dated as of May 9, 2001

     4.1 Sixth Supplemental Indenture dated as of May 14, 2001, between the El Paso Corporation and The Chase Manhattan Bank, as Trustee, including the form of 7.0% Senior Note Due 2011

     5.1      Opinion of Andrews & Kurth L.L.P. as to the legality of the Notes

     23.1     Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1)

     25.1     Form T-1 Statement of Eligibility of The Chase Manhattan Bank



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     By:          /s/ Jeffrey I. Beason
                                        ----------------------------------------
                                                    Jeffrey I. Beason
                                          Senior Vice President and Controller
                                               (Chief Accounting Officer)
Dated:  May 14, 2001


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                                 EXHIBIT INDEX

   EXHIBIT
   NUMBER              DESCRIPTION
   -------             -----------
     1.1      Underwriting Agreement dated as of May 9, 2001

     4.1 Sixth Supplemental Indenture dated as of May 14, 2001, between the El Paso Corporation and The Chase Manhattan Bank, as
              Trustee, including the form of 7.0% Senior Note Due 2011

     5.1      Opinion of Andrews & Kurth L.L.P. as to the legality of the Notes

     23.1     Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1)

     25.1     Form T-1 Statement of Eligibility of The Chase Manhattan Bank